                                                                    EXHIBIT 99.1


WINTRUST FINANCIAL CORPORATION          Expiration Date:  [         ] [  ], 1997
 - North Shore Community Bank and Trust Company              Noon, Central Time
 - Lake Forest Bank and Trust Company
 - Hinsdale Bank and Trust Company                            Stock Sale Center
     - Clarendon Hills Bank                                 727 North Bank Lane
 - Libertyville Bank and Trust Company             Lake Forest, Illinois  60045
 - Barrington Bank and Trust Company, N.A.                     (847) [   -    ]


SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER FORM
Please read the Stock Order Form Instructions and Guide as you complete this form.


                               STOCK REGISTRATION
     Write one letter/number per box, beginning from the left. Leave one blank box for a space.



(1) Form of Stock Ownership: __Individual          __Joint tenants
                             __Tenants in common   __Fiduciary
    __UTMA     __IRA         __Corporation  __Partnership __Other____________


(2) Name(s) in which your stock is to be registered (PLEASE PRINT CLEARLY IN CAPITAL LETTERS. USE BLACK OR BLUE INK.)

    First  Name_______________________  M.I.____  Last Name____________________

    Joint  Name________________________________________________________________

    Joint  Name________________________________________________________________

    Address____________________________________________________________________

    City___________________  State___  Zip Code_________
    County of Residence   (First 8 Letters)_____________

    Social Security or Tax ID No.______________ Daytime Phone__________________ Evening Phone________________

    Check one:  __Social Security No. or __Tax ID No.


(3) AFFILIATIONS

    Under the regulations of the National Association of Securities Dealers, Inc. ("NASD"), certain persons may not be eligible to purchase shares.

    ___Check here if you are:

         (i) A member of the NASD, a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest; or

        (ii) A senior officer of a bank, savings and loan institution, insurance company, registered investment company, registered invesetment advisory firm or any other institutional-type account, or a person who is employed in the securities department of any such institution or who otherwise may influence or whose activities directly or indirectly are related to the buying and/or selling of securities by any of such institutions, or a member of the immediate family of any such person.

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(4) ASSOCIATES AND PERSONS ACTING IN CONCERT

    Check here, and complete the reverse side of this Stock Order Form, if you or any associates ("associate" is defined on the reverse side of this Stock Order Form) or persons acting in concert with you ("acting in concert" is defined on the reverse side of this Stock Order Form), have submitted other orders for shares in the Subscription and Community Offering.

                                 AMOUNT OF ORDER
           FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)

                           Subscription              Total
(5) Number of                 Price                 Payment
    Shares _______ x        $[  .  ]   =              Due $______________
    (mininum number 100)

                                METHOD OF PAYMENT
           FILL BLANKS BEGINNING FROM THE LEFT (EXCEPT DOLLAR AMOUNTS)

(6) __Check, bank draft, or money order made payable               Check Amount
    to "Wintrust Financial Corporation"                         $______________


(7) __The undersigned authorizes withdrawal from          Account Number(s)            Amount
    this (these) account(s) at the Bank listed on the     _________________      $ ______________
    reverse side of this Stock Order Form under (8)b.     _________________      $ ______________
    If using an IRA account to subscribe for stock,       _________________      $ ______________
    please call the Stock Sale Center immediately at
    (847) [   -    ].  SPECIAL ADVANCE ARRANGEMENTS
    MUST BE MADE FOR IRA ACCOUNTS BY
    [        ] [  ], 1997.

    TOTAL (must match Total Payment Due in Item #5 above)                        $ ______________


PURCHASER INFORMATION

Check the appropriate box(es) below indicating whether you were:

(8)a  __A Record Date Shareholder (i.e., as of [         ] [  ], 1996),

(8)b  __A Record Date Customer (i.e., as of    [         ] [  ], 1996), and/or

(8)c  __A resident of one of the following metropolitan Chicago communities:
      Barrington, Barrington Hills, Clarendon Hills, Glencoe, Hinsdale, Inverness, Kenilworth, Lake Barrington, Lake Bluff, Lake Forest, Libertyville, Mundelein, North Barrington, South Barrington, Vernon Hills, Western Springs, Wilmette, or Winnetka.

If you checked box (8)a and/or (8)b, please enter the identifying information regarding these relationships on the reverse side of this Stock Order Form. This information will be used to identify your stock purchase priority.

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ACKNOWLEDGMENT

(9) To be effective, this fully completed original Stock Order Form and accompanying Certification Form, fully executed, must be actually received by Wintrust Financial Corporation no later than Noon, Central Time, on
    [    ] [ ], 1997, unless extended (or by [    ] [ ], 1997, to receive
    highest priority as a Record Date Shareholder). Completed original Stock Order Forms (facsimile copies and photocopies will not be accepted) and executed Certification Forms, together with the required payment or withdrawal authorization, may be delivered to the Stock Sale Center or to the main or any full-service branch office of any of the Banks. Alternatively, you may mail these documents in the postage-paid envelope that has been provided.

    It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions described under the caption "TERMS OF THE OFFERING" in the Wintrust Financial Corporation Prospectus
    dated as of [    ] [ ], 1997, receipt of which is hereby acknowledged at
    least 48 hours prior to the return of this Stock Order Form to Wintrust.


SIGNATURE

(10)The undersigned agrees that after receipt by Wintrust Financial
    Corporation, this Stock Order Form may not be modified, withdrawn, or canceled without Wintrust's consent unless the offering is not completed or terminated by [ ] [ ], 1997, and if authorization to withdraw from a deposit account at one of the Banks has been given as payment for shares, the amount authorized for withdrawal will not be available for withdrawal by the undersigned.

    THE UNDERSIGNED ACKNOWLEDGES THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED.

    Under penalty of perjury, I (we) certify that the Social Security or Tax ID Number and the information provided under items 2, 3, and 4 of this Stock Order Form are true, correct, and complete and that I am (we are) not subject to back-up withholding.


    Signature______________________  Date____________

    Signature____________________    Date____________


     YOUR ORDER CANNOT BE PROCESSED WITHOUT AN EXECUTED CERTIFICATION FORM.


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ITEM (4) - CONTINUED

List below all other orders submitted by you or "associates" (as defined below) or by persons "acting in concert" (as defined below) with you.

Name(s) listed on the other Stock Order Form(s) Number of Shares Ordered

1._______________________________________________________

2._______________________________________________________

3._______________________________________________________

4._______________________________________________________

The term "associate" is used above to indicate any of the following relationships with a person: (i) any corporation or organization (other than Wintrust Financial Corporation or any of the Banks or a majority-owned subsidiary thereof of which a person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity security;
(ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person or any relative of such spouse who has the same home as such person or who is director or officer of Wintrust or any of the Banks or any subsidiary thereof.

The term "acting in concert" is defined to mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; (ii) a combination of pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or (iii) a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any employee stock benefit plan of will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated. No director of Wintrust or any of the Banks shall be deemed to be acting in concert with any other director of Wintrust or any of the Banks solely by reason of their services in such capacities.

ITEM (8)A - CONTINUED

If you were a Record Date Shareholder, please enter the information below:

1.  Exact name in which stock is held: ________________________________________

2.  Nominee name if held by other(s):__________________________________________

3.  Number of shares:__________________________________________________________

ITEM (8)B - CONTINUED

If you were a Record Date Customer, please list the following information for your deposit and/or loan accounts.

Name of Bank                  Account Number             Account Title

1.__________________     ______________________     ______________________

2.__________________     ______________________     ______________________

3.__________________     ______________________     ______________________

4.__________________     ______________________     ______________________

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                       SUBSCRIPTION AND COMMUNITY OFFERING

                     STOCK ORDER FORM INSTRUCTIONS AND GUIDE

COMPLETING THE STOCK ORDER FORM

Information on this Stock Order Form will be mechanically scanned. As a result, it is important that the Stock Order Form be completed neatly and legibly. Please print in capital letters, using black or blue ink, within the confines of each box. Write one letter per box, from left to right, leaving one box blank for a space. Write dollar amounts in the appropriate boxes utilizing the commas and decimal places provided. Please see the example below.

First Name                     M.I.                                Last Name
_____________                _______                             _____________

You may deliver your completed Stock Order Form, executed Certification Form, and full payment to the Stock Sale Center or to the main or any full-service branch office of any of the Banks. Alternatively, you may mail these documents in the postage-paid envelope that has been provided. Your properly completed original Stock Order Form (facsimile copies and photocopies will not be accepted) and executed Certification Form, and payment in full (or withdrawal authorization), at $[ . ] per share, must be actually received by Wintrust no
later than Noon, Central Time, on [    ] [ ], 1997 or your order will become
void.  If you need further assistance, please call the Stock Sale Center at
(847) [ - ] and ask for an EVEREN Securities, Inc. representative. An EVEREN Securities representative will be pleased to help you with the completion of your Stock Order Form and Certification Form or answer any questions you may have.

ITEM 1 INSTRUCTIONS

Please check the box for the desired form of stock ownership. The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your Wintrust Financial Corporation common stock certificate. Stock ownership must be registered in one of the ways described under these guidelines. If you have any questions or concerns regarding the registration of your stock, please consult your legal adviser. Listed below are some general guidelines for stockholder registration.

INDIVIDUAL

Include the first name, middle initial, and the last name of the subscriber. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership passes automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFER TO MINORS OR UNIFORM GIFT TO MINORS

Stock may be held in the name of a custodian for a minor under the Uniform Gift to Minors Act ("UGTMA") or Uniform Transfer to Minors Act ("UTMA") of each state. There may be only one custodian and one minor designated on a stock certificate. The minor is the actual owner of the stock with the adult custodian responsible for the investment until the minor reaches legal age. The standard abbreviation for Custodian is "CUST". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Illinois Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, IL. Use minor's social security number.



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FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

1. The name(s) of the fiduciary. If an individual, list the first name, middle initial, and last name. If a corporation, list the corporation's title before the individual.

2. The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

3. A description of the document governing the relationship, such as a trust agreement or court order.

4. The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

5.  The name of the maker, donor, or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee UAD 10-1-87 for Susan Doe. The standard abbreviation for "Under Agreement Dated" is "UAD".

ITEM 2 INSTRUCTIONS

Please complete Item 2 as fully and accurately as possible. Please print in capital letters and use black or blue ink. Leave one blank box for a space. Please be certain to supply your social security or tax identification number as well as your daytime and evening telephone number(s). It may be necessary to call you if your order cannot be executed as given.

ITEM 3 INSTRUCTIONS

Please check this box if either of these descriptions applies to you.

ITEM 4 INSTRUCTIONS

Please check this box if you or any associate, as defined on the reverse side of the Stock Order Form, or person acting in concert with you, also defined on the reverse side of the Stock Order Form, has submitted another order for shares and complete the continuation of Item 4 on the reverse side of the Stock Order Form.

ITEM 5 INSTRUCTIONS

Fill in the number of shares for which you wish to subscribe and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $[ . ] per share. Wintrust Financial Corporation has reserved the right to reject the subscription of any order received in the Subscription and Community Offering, in whole or in part. The minimum order is 100 shares.

ITEM 6 INSTRUCTIONS

Please check this box if your method of payment is by check, bank draft, or money order and fill in the boxes to the right of Item 6 with the total amount of checks, bank drafts, and money orders submitted. Checks, bank drafts, or money orders should made payable to Wintrust Financial Corporation. Your funds will be held in a non-interest-bearing escrow account at one of the Banks until completion or termination of the Offering.

ITEM 7 INSTRUCTIONS

Please check this box if you intend to pay for your stock by a withdrawal from a deposit account at one of the Banks. Supply the name of the Bank (See Item 8 below), account number(s), and the total amount of your withdrawal authorization for each account in the boxes provided. The amount submitted under Item 6 (if applicable) when added to the amount withdrawn under Item 7 should equal the total amount of your stock purchase under Item 5. There will be no penalty assessed for early withdrawals from certificates of deposit used for stock
purchases. SPECIAL ARRANGEMENTS MUST BE MADE BY [    ] [ ], 1997 IF USING AN
INDIVIDUAL RETIREMENT ACCOUNT ("IRA") FOR STOCK PURCHASES. PLEASE CONTACT THE STOCK SALE CENTER AT (847) [ - ] FOR INFORMATION REGARDING SUBSCRIPTIONS USING AN IRA.

ITEM 8 INSTRUCTIONS

a.  Please check this box only if you were a shareholder of Wintrust Financial
    Corporation as of [     ] [ ], 1996.

b.  Please check this box only if you were a deposit or loan customer as of
    [     ] [ ], 1996 of:

    -   North Shore Community Bank and Trust Company,
    -   Lake Forest Bank and Trust Company,
    -   Hinsdale Bank and Trust Company (including Clarendon Hills Bank),
    -   Libertyville Bank and Trust Company, and/or
    -   Barrington Bank and Trust Company, N.A.

c. Please check this box if you were a resident of one of the following metropolitan Chicago communities: Barrington, Barrington Hills, Clarendon Hills, Glencoe, Hinsdale, Inverness, Kenilworth, Lake Barrington, Lake Bluff, Lake Forest, Libertyville, Mundelein, North Barrington, South Barrington, Vernon Hills, Western Springs, Wilmette, or Winnetka.

To ensure proper identification of your stock purchase priorities, you must list the Wintrust stock registration or Bank account information requested on the reverse side of the Stock Order Form.

ITEM 10 INSTRUCTIONS

Please sign and date the Stock Order Form and Certification Form where indicated. Review both documents carefully before you sign. Normally, only one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. ALL PERSONS LISTED IN ITEM 2 MUST SIGN THE CERTIFICATION FORM.

If you have any remaining questions, or if you would like assistance in completing your Stock Order Form, you may call the special Stock Sale Center telephone number (847) [ - ] and ask for a representative of EVEREN Securities.

The Stock Sale Center is open between the hours of 8:00 A.M. and 5:00 P.M., Central Time, Monday through Friday.

                               CERTIFICATION FORM

This Certification Form must be carefully reviewed and executed by all the parties listed on the accompanying Stock Order Form for Wintrust Financial Corporation common stock.

I ACKNOWLEDGE THAT THE COMMON STOCK OF WINTRUST FINANCIAL CORPORATION IS NOT A DEPOSIT OR ACCOUNT, IS NOT AN OBLIGATION OF ANY BANK, AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION ("FDIC") OR BY ANY GOVERNMENTAL AGENCY.

I further certify that, before purchasing the common stock, no par value, of Wintrust Financial Corporation (the "Company"), I have received a Prospectus
dated as of [    ] [ ], 1997 which contains disclosure regarding the nature of the Company's common stock being offered and describes the risks involved in the investment, including, but not limited to:

    - The impact of the Company's de novo bank operations and branch opening strategy on profitability;

    - The Company's reliance on certain key personnel, including senior management of the Company and other executive and management personnel of the Banks;

    - The risk that the Company's allowance for loan losses may prove to be inadequate;

    - The potential adverse effects that changes in market rates of interest may have on the Company's profitability;

    -   The limited trading market for the shares of common stock;

    - The risk that the $[ ] offering price per share the Company has determined for the common stock will be higher than the market trading price following the Offering;

    - The "best efforts" nature of the Subscription and Community Offering, which does not require any minimum number of shares to be sold;

    -   The risks associated with potential delay in completing the Offering;

    - The risk that additional shares of common stock becoming eligible for sale in the future could lead to a decrease in the market price of the common stock;

    - The substantial control of the Company held by officers, directors, and other affiliated shareholders who will beneficially own approximately
        [  ]% of the outstanding shares of common stock after the Offering;

    - The effects of substantial competition in the financial services industry;

    - The anti-takeover effects of certain provisions of the Company's Articles of Incorporation and By-Laws;

    - The restrictions various regulations place upon the ability of the Company to pay dividends;

    - The effects financial institutions regulation generally have on the Company's costs of doing business and ability to compete; and

    - The risk that actual results will vary from those projected in the forward-looking statements contained in the Prospectus.

For a more detailed description of the risks involved in the Offering, see "RISK FACTORS" at pages [ ] through [ ] of the Prospectus.


Note:  If the stock is to              Signature:
be held in joint name,                           -------------------------------
all parties must sign.
                                       Signature:
                                                 -------------------------------

                                            Date:
                                                 -------------------------------